Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-135616) pertaining to the PGT, Inc. 2004 Stock Incentive Plan and the PGT, Inc. 2006 Equity Incentive Plan of our report dated March 16, 2007, with respect to the consolidated financial statements of PGT, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2006.

/s/
Ernst & Young LLP

Tampa, Florida
March 16, 2007

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